UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 12, 2015

SHORETEL, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-33506	77-0443568
(Commission File Number)	(IRS Employer Identification No.)

960 Stewart Drive, Sunnyvale, CA	94085
(Address of Principal Executive Offices)	(Zip Code)

(408) 331-3300
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a)

On February 12, 2015, Gary Daichendt resigned as a member of the Board of Directors (the “Board”) of ShoreTel, Inc. (“ShoreTel”). At the time of his resignation, Mr. Daichendt was Chairperson of the Compensation Committee and a member of the Corporate Governance and Nominating Committee. To ShoreTel’s knowledge, Mr. Daichendt did not resign because of any disagreement by Mr. Daichendt with ShoreTel or its operations, policies or practices. Mr. Daichendt indicated his desire to reduce his commitments in order to allocate more time to his personal business ventures.

(d)

On February 12, 2015, the Board of ShoreTel appointed Shane Robison as a Class III member of the Board. As a Class III director, Mr. Robison’s term as a director expires on the date of ShoreTel’s annual meeting of stockholders to be held in 2015.

Mr. Robison will serve on the Compensation Committee of the Board. Pursuant to ShoreTel’s non-employee director compensation policy, Mr. Robison will receive an annual cash retainer of $40,000, plus $5,000 per year for Compensation Committee service. Non-employee directors may elect to receive a fully-vested award of common stock in lieu of the annual cash retainer. Should he make this election, Mr. Robison will receive shares having a value of 120% of the cash retainer. Mr. Robison was also granted an initial option to purchase 40,000 shares of our common stock at an exercise price of $7.51 per share, the fair market value on the date of grant. The option will have a ten-year term and terminate three months following the date Mr. Robison ceases to be one of ShoreTel’s directors, or 12 months afterwards if termination is due to death or disability. The option grant will vest and become exercisable as to 1/48th of the shares each month after the grant date over four years. The vesting of the stock option grant will accelerate in full in connection with a change of control of ShoreTel. In addition, as a new independent director, Mr. Robison will receive 11,000 restricted stock units on the date of the first annual stockholders meeting occurring after his first anniversary as a Board member and on the date of each annual stockholders meeting thereafter.

As with other members of the Board, ShoreTel entered into an indemnification agreement with Mr. Robison. The indemnification agreement and ShoreTel’s certificate of incorporation and bylaws require ShoreTel to indemnify directors and executive officers to the fullest extent permitted by Delaware law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHORETEL, INC.

By: /s/ Allen Seto
       VP and General Counsel

Date:  February 12, 2015